                          NEWFIELD EXPLORATION COMPANY

                        2,500,000 SHARES OF COMMON STOCK
                           (par value $0.01 per share)

                             SALES AGENCY AGREEMENT

                                                                  March 26, 2002

UBS Warburg LLC
677 Washington Blvd.
Stamford, CT 06901

Ladies and Gentlemen:

         Newfield Exploration Company, a Delaware corporation (the "Company"), confirms its agreement with UBS Warburg LLC (the "Agent"), as follows:

         SECTION 1. Description of Securities. The Company proposes to issue and sell through the Agent, as sales agent, up to 2,500,000 shares (the "Shares") of its Common Stock, par value $0.01 per share ("Common Stock"), on the terms set forth in Section 3 hereof.

         SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Agent that:

         (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Securities Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (together with the rules and regulations of the Commission under the Securities Exchange Act of 1934 (the "Exchange Act") the "Rules and Regulations"). A registration statement on Form S-3 (Registration No. 333-81583) with respect to the Shares, including a form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act and the Rules and Regulations and filed with the Commission and has become effective. Such registration statement and prospectus may have been amended or supplemented prior to the date of this Agreement. Any such amendment or supplement was so prepared and filed, and any such amendment or supplement filed after the effective date of such registration statement has become effective. No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. Copies of such registration statement and prospectus, any such amendment or supplement and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been made available to the Agent. Such registration statement,



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                                      -2-




as it may have heretofore been amended, is referred to herein as the "Registration Statement," and the final form of prospectus relating to the Shares included in the Registration Statement, as amended or supplemented from time to time, is referred to herein as the "Prospectus." Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein (other than documents solely relating to securities other than the Shares), and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

         (b) Each part of the Registration Statement (other than any parts solely relating to securities other than the Shares), when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Closing Date (as hereinafter defined), conformed or will conform in all material respects with the requirements of the Securities Act and the Rules and Regulations; each part of the Registration Statement (other than any parts solely relating to securities other than the Shares), when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information relating to the Agent furnished to the Company by the Agent, specifically for use in the Registration Statement, the Prospectus or any amendment or supplement thereto.

         (c) The documents incorporated by reference in the Prospectus, or any amendment or supplement thereto, when they became effective under the Securities Act or were filed with the Commission under the Exchange Act, as the case may be, conformed in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations and will not contain an untrue statement of



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                                      -3-


a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (d) The consolidated financial statements of the Company and its subsidiaries, together with the related notes and schedules, set forth or incorporated by reference in the Prospectus present fairly, in all material respects, the consolidated financial condition and the results of operations and cash flows of the Company and its subsidiaries as of the dates indicated or for the periods therein specified and were prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein and except, in the case of unaudited financial statements, for normal year-end adjustments).

         (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified and be in good standing, considering all such cases in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

         (f) Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act, a "Subsidiary"), if any, has been duly incorporated or organized, as appropriate, and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or other appropriate power and authority to own, lease and operate its properties and conduct its business as presently conducted and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

         (g) The Company and its subsidiaries have (i) generally satisfactory title to all their interests in producing oil and gas properties and to all of their interest in any material nonproducing oil and gas properties, title investigations having been carried out by the Company in accordance with the general practice in the oil and gas industry, (ii) good and indefeasible title to all other real property owned by them that is material to the Company and its subsidiaries considered as one enterprise and (iii) good and valid title to all personal property owned by them that is material to the Company and its subsidiaries considered as one enterprise,


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                                      -4-


in each case free and clear of all liens, encumbrances, claims, security interests, subleases and defects except such as are described in the Prospectus or such as do not materially affect the value of such interest or property and do not interfere with the use made and proposed to be made of such interest or property by the Company and its subsidiaries; and any real property (other than oil and gas properties) and buildings material to the Company and its subsidiaries, considered as one enterprise, held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

         (h) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock or other ownership interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares or similar ownership and as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

         (i) The Shares have been duly authorized and, when the Shares are issued, delivered and paid for pursuant to this Agreement, the Shares will be duly and validly issued and fully paid and non-assessable; the Shares conform in all material respects to the description thereof contained in the Prospectus and the Shares will conform in all material respects to the description thereof contained in the Prospectus as amended or supplemented. The stockholders of the Company have no preemptive rights with respect to the Shares.

         (j) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with the business of the Company and its subsidiaries, considered as one enterprise, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Prospectus, there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

         (k) Except as set forth in the Prospectus, there is not pending nor, to the knowledge of the Company, threatened any action, suit or proceeding to which the Company or any of its subsidiaries is a party, before or by any court or governmental agency or body, that could reasonably be expected to result in any material adverse change in the condition,


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                                      -5-


financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or that could reasonably be expected to materially and adversely affect the properties or assets thereof considered as a whole.

         (l) There are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement or to any of the documents incorporated by reference therein by the Securities Act, the Exchange Act or the Rules and Regulations that have not been so filed.

         (m) All necessary action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         (n) The issue and sale of the Shares and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of the property of the Company or any of its subsidiaries is subject except for such breaches or defaults that would not in the aggregate have a material adverse effect on the Company's ability to perform its obligations under this Agreement or on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, nor will such action result in the violation of the Company's charter or by-laws, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the issue and sale of the Shares and the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required by state securities or blue sky laws.

         (o) The Company owns or possesses adequate rights to use all of the patents, patent rights, licenses relating to intellectual property, inventions, copyrights, know-how (including seismic data, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names to the extent presently employed by it and material to the business now operated by it; and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the


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                                      -6-


condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

         (p) The Company and its subsidiaries have not violated and are in compliance with all laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority, including, without limitation, environmental laws, except for such violations or noncompliance which, individually or in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

         (q) The Company possesses such licenses, permits, consents, orders, certificates or authorizations issued by the appropriate federal, state, foreign or local regulatory agencies or bodies necessary to conduct the business now operated by it, except for licenses, permits, consents, orders, certificates or authorizations, the absence of which, individually or in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, and the Company has not received any notice of proceedings relating to the revocation or modification of any such licenses, permits, consents, orders, certificates or authorizations which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

         (r) The Company carries, or is covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries.

         (s) Except as described in the Prospectus, there has been no storage, disposal, generation, manufacture, spill, discharge, refinement, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company (or to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased or under contract for purchase by the Company in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not result in, or which would not be reasonably likely to result in, singularly or in the aggregate with all such violations and remedial actions, any material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the terms "hazardous wastes,"



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                                      -7-


"toxic wastes" and "hazardous substances" shall have the meaning specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

         (t) PricewaterhouseCoopers LLP, whose report on the consolidated financial statements of the Company and its subsidiaries is incorporated by reference in the Prospectus, is independent with respect to the Company and its subsidiaries as required by the Securities Act.

         (u) The Rights Agreement dated as of February 12, 1999 (the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services L.L.C. has been duly authorized, executed and delivered by the Company; the preferred stock purchase rights (the "Rights") issued and issuable under the Rights Agreement have been duly authorized by the Company; each outstanding share of Common Stock is associated with and entitled to one duly authorized and validly issued Right; and, when the Shares are issued hereunder, each Share will be associated with and entitled to one duly authorized and validly issued Right.

         (v) The Common Stock meets the exemption set forth in Rule 101(c)(1) of Regulation M under the Exchange Act.

         SECTION 3. Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Agent, as exclusive sales agent, and the Agent agrees to sell, as sales agent for the Company, on a reasonable efforts basis, up to 2,500,000 Shares (the "Maximum Amount") on the terms set forth herein.

         The Shares, up to the Maximum Amount, are to be sold on a daily basis or as otherwise agreed to by the Company and the Agent. The Company will designate the maximum amount of Shares to be sold by the Agent on a daily or other basis as reasonably agreed to by the Agent and in any event not in excess of the amount available for issuance under the currently effective Registration Statement. Subject to the terms and conditions hereof, the Agent shall use its reasonable efforts to sell all of the designated Shares up to the Maximum Amount. The compensation to the Agent for sales of Shares shall be at a fixed commission rate of 3% of the gross sales price per share for the first one million (1,000,000) Shares sold under this Agreement and 2 -1/2% of the gross sales price per share for the remainder of the Shares sold under this Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the "Net Proceeds").

         Notwithstanding any provision in this Agreement to the contrary, the Company is under no obligation to issue and sell any or all of the Shares through the Agent pursuant to this Agreement. The Company or the Agent may, upon notice to the other party by telephone


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                                      -8-


(confirmed promptly by telecopy), suspend the offering of Shares pursuant to such instructions; provided, however, that such suspension shall not affect or impair the parties, respective obligations with respect to any Shares sold hereunder prior to the giving of such notice. The Company also may instruct the Agent by telephone (confirmed promptly by telecopy) not to sell Shares if such sales cannot be effected at or above the price designated by the Company in such instruction. Notwithstanding the foregoing, under no circumstances shall the number of Shares sold pursuant to this Agreement exceed the Maximum Amount or the number of shares of Common Stock available for issuance under the currently effective Registration Statement.

         If either party has reason to believe that the exemption set forth in Rule 101(c)(1) of Regulation M under the Exchange Act is not available with respect to the Shares, it shall promptly notify the other party and sales of Shares under this Agreement shall be suspended until that or another exemption has been satisfied in the judgment of each party. The Agent shall sell the Shares only by means of ordinary brokers' transactions on the New York Stock Exchange (the "NYSE").

         The Agent shall provide written confirmation to the Company following the close of trading on the NYSE each day in which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the Net Proceeds to the Company, and the compensation payable by the Company to the Agent with respect to such sales.

         The Company agrees that, concurrently with the offer and sale of Shares on behalf of the Company as contemplated by this Agreement, the Agent may (i) act as broker for the sale of shares of Common Stock by customers other than the Company, (ii) to the extent permitted by the Rules and Regulations, solicit the sale of shares of Common Stock by customers other than the Company through the Agent as broker for the seller, solicit the sale of shares of Common Stock by customers other than the Company to the Agent as principal and solicit offers to purchase shares of Common Stock and (iii) offer and sell as principal for its own account Shares that the Agent has purchased from the Company as contemplated by this Section 3 or shares of Common Stock that the Agent has otherwise acquired in transactions permitted by this Agreement.

         Settlement for sales of Shares shall occur on the third business day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each a "Closing Date"). The Net Proceeds from such sales shall be delivered by the Agent against the receipt of the Shares so sold. Settlement for all Shares shall be effected by free delivery of Shares to the Agent's account at The Depository Trust Company in return for payments in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Shares on any Closing Date, the Company shall (i) hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Agent any commission to which it would otherwise be entitled absent such default.


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         On each Closing Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. The Company covenants and agrees with the Agent that on or prior to the second business day following any date of determination of the offering price for the sale of Shares, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) (each such date a "Filing Date"), which prospectus supplement will set forth the amount of Shares to be sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to sales of Shares pursuant to this Agreement and (ii) deliver such number of copies of each such prospectus supplement to the NYSE as are required by such Exchange. Any obligation of the Agent to use its reasonable efforts to sell the Shares shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

         SECTION 4. Covenants of the Company. The Company covenants and agrees with the Agent that:

         (a) During the period in which a prospectus relating to the Shares is required to be delivered under the Securities Act, the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information; it will prepare and file with the Commission, promptly upon the Agent's request, any amendments or supplements to the Registration Statement or the Prospectus that, in the Agent's opinion, may be necessary or advisable in connection with the distribution of the Shares by the Agent; the Company will not file any amendment or supplement to the Registration Statement or the Prospectus (other than any prospectus supplement relating to the offering of other securities (including, without limitation, common stock other than pursuant to this Agreement) registered under the Registration Statement) unless a copy thereof has been submitted to the Agent a reasonable period of time before the filing and the Agent has not reasonably objected thereto; and it will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Prospectus; and the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

         (b) The Company will advise the Agent, promptly after it has received notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threat of any proceeding for any such purpose; and it will promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

         (c) Within the time during which a prospectus relating to the Shares is required to be delivered under the Securities Act, the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and the Prospectus and will file on or before their due date all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Shares. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or the Prospectus to comply with the Securities Act, the Company will promptly notify the Agent to suspend the offering of Shares during such period and the Company will amend or supplement the Registration Statement or the Prospectus (at the expense of the Company, unless the misstatements or omissions in question were made solely in reliance on written information relating to the Agent furnished to the Company by the Agent expressly for use in the Registration Statement or the Prospectus in which case such amendment or supplement shall be at the expense of the Agent) so as to correct such statement or omission or effect such compliance.

         (d) The Company will use all reasonable efforts to qualify the Shares for sale under the securities laws of such jurisdictions as the Agent designates and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

         (e) The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements (other than any prospectus supplement relating to the offering of other securities including, without limitation, Common Stock other than pursuant to this Agreement) to the Registration Statement or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as available and in such reasonable quantities as the Agent may from time to time request and will also furnish copies of the Prospectus to the NYSE in accordance with Rule 153 of the Rules and Regulations.

         (f) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

         (g) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the Shares, (iii) the reasonable fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 4(d) of this Agreement, including filing fees and any reasonable fees or disbursements of counsel for the Agent in connection therewith, (v) the printing and delivery to the Agent of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (vi) the fees and expenses incurred in connection with the listing of the Shares on the NYSE, and (vii) filing fees of the Commission and, if applicable, the National Association of Securities Dealers, Inc. In addition to any fees that may be payable to the Agent under this Agreement, the Company will promptly, upon the request of the Agent, reimburse the Agent for the reasonable fees and disbursements of the Agent's legal counsel incurred in connection with the establishment of the equity shelf program contemplated by this Agreement.

         (h) The Company will apply Net Proceeds as set forth in the Prospectus.

         (i) The Company will not, directly or indirectly, offer or sell any shares of Common Stock (other than the Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for, or any rights to purchase or acquire, Common Stock during the period from the date of this Agreement through the final Closing Date for the sale of Shares hereunder without giving the Agent at least three business days' prior written notice specifying the nature of the proposed sale and the date of such proposed sale; provided, however, that no such notice shall be required in connection with the Company's issuance or sale of (i) shares of Common Stock pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan of the Company and (ii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights. The Company acknowledges that the Agent shall have the right to suspend the offering of Shares pursuant to Section 3 hereof upon receipt of the notice pursuant to the preceding sentence for such period of time as the Agent deems reasonable or appropriate.

         (j) The Company shall advise the Agent immediately after it has received notice or obtained knowledge of any information or fact that would alter or affect the accuracy or validity of any opinion, certificate, letter and other document provided to the Agent pursuant to Section 5 hereof.

         (k) Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a supplement filed pursuant to Rule 424(b) under the Securities Act that contains solely the information set forth in the final paragraph of Section 3 of this Agreement) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Agent shall otherwise reasonably request), the Company shall furnish or cause to be furnished to the Agent forthwith a certificate dated the date of filing with the Commission of such amendment, supplement or other document, or the date of effectiveness of such amendment, as the case may be, in form satisfactory to the Agent to the effect that the statements contained in the certificate referred to in Section 5(g) hereof that was last furnished to the Agent are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(g), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

         (l) Each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a supplement filed pursuant to Rule 424(b) under the Securities Act that contains solely the information set forth in the final paragraph of Section 3 of this Agreement) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Agent shall otherwise reasonably request), the Company shall furnish or cause to be furnished forthwith to the Agent and to counsel to the Agent a written opinion of Vinson & Elkins L.L.P., counsel to the Company ("Company Counsel"), or other counsel satisfactory to the Agent, dated the date of filing with the Commission of such amendment, supplement or other document and the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Agent, of the same tenor as the opinion referred to in Section 5(d) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

         (m) Each time that the Registration Statement shall be amended or the Prospectus supplemented to include additional amended financial information or there is filed with the Commission any document incorporated by reference into the Prospectus that contains additional amended financial information, the Company shall cause PricewaterhouseCoopers LLP, or other independent accountants satisfactory to the Agent, forthwith to furnish to the Agent a letter, dated the date of effectiveness of such amendment, or the date of filing of such supplement or other document with the Commission, as the case may be, in form satisfactory to the Agent, of the same tenor as the letter referred to in Section 5(e) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

         (n) Each time that the Registration Statement shall be amended or the Prospectus supplemented to include additional amended reserve information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional amended reserve information, the Company shall cause its chief petroleum engineer, or another engineer of the Company satisfactory to the Agent, forthwith to furnish the Agent a certificate, dated the date of effectiveness of such amendment, or the date of filing of such supplement or other document with the Commission, as the case may be, in form satisfactory to the Agent, of the same tenor as the certificate referred to in
Section 5(f) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

         (o) The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of the Shares other than the Agent.

         SECTION 5. Conditions to Agent's Obligations. The obligations of the Agent to sell the Shares as provided herein shall be subject to the accuracy, as of the date hereof and as of each Closing Date, of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Agent's reasonable satisfaction.

         (b) The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent's reasonable opinion is material, or omits to state a fact that in the Agent's reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change, on a consolidated basis, in the capital stock of the Company and its subsidiaries, or any material adverse change, or any development that may reasonably be expected to cause a material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries, or a downgrading in or withdrawal of the rating assigned to any of the Company's securities by any rating organization, and no rating organization shall have publicly announced that it has under surveillance or review its rating of any of the Company's securities.

         (d) The Agent shall have received on the date hereof and at every other date specified in Section 4(l) hereof, opinions of Company Counsel, dated as of such dates, respectively, substantially to the effect that:

     (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as described in the Prospectus;

     (ii) each Subsidiary that is a corporation incorporated under the laws of the States of Delaware, Texas or New York has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

     (iii) the Shares have been duly and validly authorized, and, when issued and delivered to and paid for by the purchasers thereof pursuant to this Agreement, will be fully paid and nonassessable and conform in all material respects to the description thereof in the Prospectus and the stockholders of the Company have no preemptive rights with respect to the Shares pursuant to the General Corporation Law of the State of Delaware, the Company's certificate of incorporation or to such counsel's knowledge, any agreement;

     (iv) the Registration Statement has become effective under the Securities Act and has registered under the Securities Act the offer and sale of the Shares in the manner contemplated by this Agreement and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;

     (v) the Registration Statement, when it became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission, (other than financial statements and related schedules or other information of a financial or reserve engineering nature therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; and the documents (other than exhibits and other than financial statements and related schedules or other information of a financial or reserve engineering nature therein, as to which such counsel need express no opinion) incorporated by reference in the Prospectus or any amendment or supplement thereto, when filed with the Commission under the Exchange Act, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations;

     (vi) the description in the Prospectus of statutes, legal and governmental proceedings and contracts are accurate in all material respects; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in or incorporated by reference into the Prospectus that are not filed, described or incorporated by reference as required;

     (vii) the statements set forth in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Shares, and under the caption "Plan of Distribution," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects;

     (viii) this Agreement has been duly authorized, executed and delivered by the Company;

     (ix) the execution, delivery and performance of this Agreement by the Company do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of the property of the Company or any of its subsidiaries is subject, nor will such action result in the violation of the Company's charter or by-laws, or any statute, order, rule or regulation known to such counsel of any court, governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any of their properties except for such breaches, defaults violations or conflicts that would not in the aggregate have a material adverse effect on the Company's ability to perform its obligations under this Agreement or on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (except that such counsel need express no opinion with respect to federal or state securities or Blue Sky laws); and no consent, approval, authorization or order of, or filing with, any court or governmental agency or regulatory body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Shares by the Company, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the sale and distribution of the Shares by the Agent; and

     (x) to such counsel's knowledge and other than as set forth in the Prospectus, there are no actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the results of operations, stockholders' equity or business of the Company and its subsidiaries considered as one enterprise; and, to such counsel's knowledge, no such proceedings are threatened.

         In addition, such counsel shall state that such counsel has no reason to believe that either the Registration Statement, at the time it (including each Post-Effective Amendment thereto) became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and any amendments or supplements thereto, on the date of such opinion and at each Filing Date on or prior to the date of the opinion, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements and related schedules or other financial data or information of a reserve engineering nature included in any of the documents mentioned in this paragraph.

         (e) On the date hereof and at such other dates specified in Section 4(m) hereof, the Agent shall have received a letter from PricewaterhouseCoopers LLP, independent public accountant for the Company, or another independent accountant satisfactory to the Agent, dated the date of delivery thereof, substantially in the form attached hereto as Annex I and otherwise in form and substance satisfactory to Agent.

         (f) On the date hereof and at such other dates specified in Section 4(n) hereof, the Agent shall have received a certificate of the chief petroleum engineer of the Company, dated as of each such date, to the effect that, after reasonable investigation, nothing has come to his attention since the date of the preparation of the estimates of the Company's proved reserves included or incorporated by reference in the Prospectus that would cause him to believe that such estimates in the aggregate were materially incorrect as of such date.

         (g) The Agent shall have received from the Company a certificate, or certificates, signed by the President or a Vice President and by the principal financial or accounting officer of the Company, dated as of the date hereof and on such other dates specified in Section 4(k), to the effect that, to their knowledge based upon reasonable investigation:

      (i) the representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the date hereof or the Filing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof and each such Filing Date (as the case may be) pursuant to this Agreement;

      (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of such officer after due inquiry, is threatened, by the Commission;

      (iii) since the date of this Agreement there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth and there has been no document required to be filed under the Exchange Act and the Rules and Regulations that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed; and

      (iv) (A) neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with the business of the Company and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus that has had or could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise and (B) since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change, on a consolidated basis, in the business, financial condition or results of operations of the Company and its subsidiaries considered as one enterprise that has not been described in an amendment or supplement to the Registration Statement or the Prospectus.

         (h) The Shares shall have been approved for listing, subject to notice of issuance,on the NYSE.

         (i) On the date hereof and on each Filing Date, the Company shall have furnished to the Agent such appropriate further information, certificates and documents as the Agent may reasonably request.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Agent. The Company will furnish to the Agent such conformed copies of such opinions, certificates, letters and other documents as the Agent may reasonably request.

         SECTION 6. Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold harmless the Agent, the directors, officers, employees and agents of the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which the Agent, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, (iii) any breach by any of the indemnifying parties of any of their respective representations, warranties and agreements contained in this Agreement or (iv) the engagement of the Agent pursuant to, and the performance by the Agent of the services contemplated by, this Agreement; provided that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage (A) arises from the sale of the Shares pursuant to this Agreement and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Agent furnished in writing to the Company by the Agent expressly for inclusion in any document described in clause (a)(i) above, or (B) is found in a final judgment by a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of the Agent or the reckless disregard by the Agent of its duties and obligations hereunder. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

         (b) The Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities

Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to the Agent furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 6 and (ii) any liability that it may have to any indemnified party under the foregoing provisions of this
Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (A) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (B) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (C) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (D) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 6 (c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (1) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (2) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (3) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (x) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable and (y) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agent, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and any one or more of the indemnified persons may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total compensation (before deducting expenses) received by the Agent from the sale of Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agent, on the other, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for the purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing provisions of this Section 6(d), the Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act, and any officers, directors, employees or agents of the Agent, shall have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement and each director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), shall notify any such party or parties from whom contribution may be sought, but the omission so to notify shall not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). Except for a settlement entered into pursuant to the last sentence of Section 6(c) hereof, no party shall be liable for contribution with respect to any action or claim settled without its written consent (which consent shall not be unreasonably withheld).

         (e) The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent, (ii) acceptance of the Shares and payment therefore or
(iii) any termination of this Agreement.

         SECTION 7. Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Agent contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent or any controlling persons, or the Company (or any of their officers, directors or controlling persons), and shall survive delivery of and payment for the Shares.

         SECTION 8. Termination.

         (a) The Company shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(g), Section 6 and Section 7 hereof shall remain in full force and effect notwithstanding such termination.

         (b) The Agent shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(g), Section 6 and Section 7 hereof shall remain in full force and effect notwithstanding such termination.

         (c) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Closing Date for any sale of Shares, such Shares shall settle in accordance with the provisions of the penultimate paragraph of Section 3 hereof.

         SECTION 9. Notices. All notices or communications hereunder shall be in writing and if sent to the Agent shall be mailed, delivered, telexed or telecopied and confirmed to the Agent at UBS Warburg LLC, 2001 Ross Avenue, Suite 3950, telecopy number: (214) 969-5343 Attention: Mr. Jeffrey Miller, Managing Director (with a copy to UBS Warburg LLC, 677 Washington Blvd., Stamford, CT 06901, Attention: Legal and Compliance Department), or if sent to the Company, shall be mailed, delivered, telexed or telecopied and confirmed to the Company at 363 N. Sam Houston Parkway E., Suite 2020, Houston, Texas 77060, telecopy no. (281) 405-4255, attention: Mr. Terry W. Rathert, Vice President and Chief Financial Officer. Each party to this Agreement may change such address for notices by sending to the other party to this Agreement written notice of such new address.

         SECTION 10. Parties. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the controlling persons, officers and directors referred to in Section 6 hereof, and no other person shall have any right or obligation hereunder.

         SECTION 11. Adjustments for Stock Splits. The parties hereto acknowledge and agree that all share related numbers contained in this Agreement (including, without limitation, the Maximum Amount) shall be adjusted to take into account any stock split effected with respect to the Common Stock.

         SECTION 12. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

         SECTION 13. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

         SECTION 14. Waiver of Jury Trial. The Company and the Agent each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

         SECTION 15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent.

                                   Very truly yours,

                                   NEWFIELD EXPLORATION COMPANY


                                   By:   /s/ Terry W. Rathert
                                      ------------------------------------------
                                      Terry W. Rathert
                                      Vice President and Chief Financial Officer





ACCEPTED as of the date first
above written

UBS WARBURG LLC


By:   /s/ Jeffrey W. Miller
   -----------------------------------------
      Name:  Jeffrey W. Miller
      Title:  Managing Director


By: /s/ James Georgiow
   -----------------------------------------
      Name: James Georgiow
      Title: Executive Director